Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of our reports dated February 26, 2009, with respect to the consolidated financial statements and schedule of Virgin Media Inc. and the effectiveness of Virgin Media Inc.’s internal control over financial reporting, included in this Annual Report (Form 10-K) for the year ended December 31, 2008:

1)              Registration Statements (Form S-8 No. 333-150833) of Virgin Media Inc., pertaining to the Virgin Media Inc. Sharesave Plan,

2)              Registration Statements (Form S-3 No. 333-135662) of Virgin Media Finance PLC, Virgin Media Inc., Virgin Media Group LLC, Virgin Media Holdings Inc., Virgin Media (UK) Group, Inc., Virgin Media Communications Limited, and Virgin Media Investment Holdings Limited, pertaining to debt securities of Virgin Media Finance PLC,

3)              Registration Statement (Form S-8 No. 333-134523) of Virgin Media Inc., pertaining to the Virgin Media Inc. 2006 Stock Incentive Plan,

4)              Registration Statement (Form S-8 No. 333-117262) of Virgin Media Inc., pertaining to the Virgin Media Inc. 2004 Stock Incentive Plan,

5)              Registration Statement (Form S-8 No. 333-132213) of Virgin Media Inc., pertaining to the Amended and Restated Virgin Media Inc. 2004 Stock Incentive Plan,

6)              Registration Statement (Form S-8 No. 333-132212) of Virgin Media Inc., pertaining to the Amended and Restated Virgin Media Inc. 2004 Stock Incentive Plan,

7)              Registration Statement (Form S-3 No. 333-132209) of Virgin Media Inc., pertaining to shares of common stock issuable upon exercise of its Series A warrants, and

8)              Registration Statements (Form S-3 No. 333-125494) of Virgin Media Finance PLC, Virgin Media Inc., Virgin Media Group LLC, Virgin Media Holdings Inc., Virgin Media (UK) Group, Inc., Virgin Media Communications Limited, and Virgin Media Investment Holdings Limited, pertaining to the senior notes due 2014 issued by Virgin Media Finance PLC.

/s/ Ernst & Young LLP

London, England
February 26, 2009